UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 29, 2025

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2025, Borealis Foods Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with the audit committee composition requirement set forth in Nasdaq Listing Rule 5605(c)(2)(A) (the “Nasdaq Composition Requirements”) due to the resignation of Kanat Mynzhanov from the Company’s board of directors (the “Board”). As described in the Company’s Current Report on Form 8-K, which was filed with the SEC on January 6, 2025.

Specifically, when the Notice was issued, the Audit Committee of the Board (the “Audit Committee”) consisted of only two independent directors, rather than the minimum three independent directors as required by Nasdaq Listing Rule 5605(c)(2)(A).

The Company intends to regain compliance with the Nasdaq Composition Requirements by appointing a new director to the Audit Committee who meets the independence requirements under Nasdaq rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance with the Nasdaq Composition Requirements. The Company has been provided until the earlier of Borealis’ next annual shareholders’ meeting or February 1, 2026.

The Notice has no immediate effect on the listing of the Company’s Common Shares on Nasdaq.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of September, 2025.

BOREALIS FOODS INC.

	By	/s/ Pouneh V. Rahimi
Date: September 4, 2025		Pouneh V. Rahimi
Chief Legal Officer